Boxlight Reports Fourth Quarter and Full Year 2023 Financial Results
New Leadership, Board Corporate Restructuring, Positions Boxlight for Improved Profitability and Sales Efficiency
Duluth, GA – Business Wire – March 13, 2024 – Boxlight Corporation (Nasdaq: BOXL) (“Boxlight” or the “Company”), a leading provider of interactive technology solutions, today announced the Company’s financial results for the fourth quarter and full year ended December 31, 2023.
Financial and Operational Highlights:
•Revenue was $38.8 million for the quarter, a decrease of 9.3% from the prior year quarter
•Gross profit margin in Q4'23 decreased by 190 basis points to 31.7% due to non-recurring charges
•Net loss was $17.7 million, inclusive of non-recurring impairment charges of $12.0 million, compared to net loss of $2.0 million in the prior year quarter
•Net loss per basic and diluted common share was $1.87, compared to $0.25 net loss per basic and diluted common share in the prior year quarter
•Adjusted EBITDA decreased by $3.7 million to ($1.1) million from the prior year quarter
•Ended the quarter with $17.3 million in Cash, $54.1 million in Working Capital and $16.8 million in Stockholders’ Equity
•Expect Q1 2024 Revenue and adjusted EBITDA at $34 million and ($3.0) million, respectively
•Q4'23 Sales orders slightly decreased 3% to $38.3 million
•Announced the opening of our Central European Hub Showroom in the UK
Management Commentary
“My first few weeks have confirmed my perception that Boxlight is comprised of high-quality assets, exceptional technology, and talented, committed employees,” commented Dale Strang, Boxlight Chief Executive Officer. “With that said, our customers’ needs, as well as the overall dynamics of our market are evolving, and strategically aligning to those changes requires that we make substantial changes to our business. My goal is to empower our team, eliminate duplicative efforts and focus our commercial messages, with the goal of quickly establishing a sustainable platform for profitable growth.”
Mr. Strang continued, “This reset is already under way, and we’ve made immediate progress in the clarity in our go-to-market initiatives and a streamlined senior team focused on the evolving needs of our customers. The initial improvements, and the positive reaction from employees, customers, and other stakeholders, gives me significant optimism that we are on the right path.”
Financial Results for the Three Months Ended December 31, 2023 (Q4'23) vs. Three Months Ended December 31, 2022 (Q4'22)
Total revenues were $38.8 million as compared to $42.8 million for Q4'22, resulting in a 9.3% decrease. The decrease in revenues was primarily due to lower sales volume across all markets.
Gross profit for Q4'23 was $12.3 million as compared to $14.4 million for Q4'22, resulting in a decrease of 14.5%. Gross profit margin decreased to 31.7% for Q4'23 compared to 33.6% for Q4'22. The decrease in gross profit margin was primarily related to one-time charges and adjustments during Q4'23 that did not occur in Q4'22.
Total Q4'23 operating expenses were $28.9 million, as compared to $15.2 million for Q4'22. Excluding impairment charges, total Q4'23 operating expenses were $16.9 million and represented an 11.2% increase over Q4'22. The increase in operating expenses is primarily attributable to employee-related expenses to support the Company's growth in certain markets.
Net loss, inclusive of the $12.0 million impairment charges increased $15.7 million to $17.7 million for Q4'23 and was a result of the changes noted above. Net loss attributable to common shareholders was $18.0 million in Q4'23 compared to $2.3 million in Q4'22, after deducting fixed dividends paid to Series B preferred shareholders of $0.3 million in both years.

Total Q4'23 comprehensive loss was $14.9 million compared to $4.8 million income for Q4'22. The change reflects the effect of foreign currency translation adjustments on consolidation, with the net effect of a $2.8 million income in Q4'23 and a $6.8 million income for Q4'22.
Basic and diluted EPS for Q4'23 was ($1.87) compared to ($0.25) for Q4'22.
EBITDA loss for Q4'23 was $14.6 million, as compared to EBITDA of $2.5 million for Q4'22.
Adjusted EBITDA loss for Q4'23 was $1.1 million, as compared to Adjusted EBITDA of $2.6 million for Q4'22. Adjustments to EBITDA included stock-based compensation expense, impairment of goodwill, gains/losses recognized upon the settlement of certain debt instruments, gains/losses from the remeasurement of derivative liabilities, and the effects of purchase accounting adjustments in connection with prior period acquisitions.
Financial Results for the Year Ended December 31, 2023 (FY'23) vs. the Year Ended December 31, 2022 (FY'22)
Total revenues for FY'23 were $176.7 million as compared to $221.8 million for FY'22, resulting in a 20.3% decrease. The decrease in revenues was primarily due to lower sales volume across all markets. FY'23 gross profit was $63.3 million, or 35.8% gross profit margin, as compared to $64.9 million or 29.2% gross profit margin, for FY'22.
Total operating expenses for FY'23 were $89.6 million (inclusive of the $25.2 million impairment charges) as compared to $61.8 million for FY'22. Excluding impairment charges, operating expenses for FY'23 was $64.4 million, resulting in a $2.6 million or 4.2% increase. The year-over-year increase is primarily related to personnel related expenses to support the Company's growth in certain markets. There were no impairment charges during FY'22.
Net loss for FY'23 was $39.2 million, compared to $3.7 million for FY'22. Net loss attributable to common shareholders was $40.4 million and $5.0 million for FY'23 and FY'22, respectively, after deducting fixed dividends paid to Series B preferred shareholders of $1.3 million in both years.
Basic and diluted EPS for FY'23 was ($4.28) per basic and diluted share, compared to ($0.58) per basic and diluted share for FY'22.
EBITDA loss for FY'23 was $17.6 million, as compared to $15.4 million EBITDA for FY'22. Adjusted EBITDA for FY'23 was $12.6 million, as compared to $18.9 million for FY'22.
Balance Sheet
At December 31, 2023, Boxlight had $17.3 million in cash and cash equivalents, $54.1 million in working capital, and $40.2 million in debt, net of debt issuance costs.
Fourth Quarter 2023 Financial Results Conference Call
The Company will hold a conference call to announce its fourth quarter and full year 2023 financial results on Wednesday, March 13, 2024, at 4:30 p.m. Eastern Time.
The conference call details are as follows:

Date:	Wednesday, March 13, 2024
Time:	4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time
Dial-in:	1-888-506-0062 (Domestic)
1-973-528-0011 (International)
Participant Access Code:	951719
Webcast:	https://www.webcaster4.com/Webcast/Page/2213/49933
For those unable to participate during the live broadcast, a replay of the conference call will be available until 11:59 p.m. Eastern Time on Wednesday, March 27, 2024, by dialing 1-877-481-4010 (domestic) and 1-919-882-2331 (international) and referencing the replay passcode 49933.

Use of Non-GAAP Financial Measures
To provide investors with additional insight and allow for a more comprehensive understanding of the information used by management in its financial and decision-making surrounding pro forma operations, we supplement our consolidated financial statements presented on a basis consistent with U.S. generally accepted accounting principles, or GAAP, with EBITDA and Adjusted EBITDA, which are non-GAAP financial measures of earnings. EBITDA represents net income before income tax expense (benefit), interest expense, depreciation and amortization. Adjusted EBITDA represents EBITDA plus stock-based compensation, impairment of goodwill, the change in fair value of derivative liabilities, purchase accounting impact of inventory markup, fair value adjustments to deferred revenue, non-cash gains and losses associated with debt settlement. Our management uses EBITDA and Adjusted EBITDA as financial measures to evaluate the profitability and efficiency of our business model. We use these non-GAAP financial measures to assess the strength of the underlying operations of our business. These adjustments, and the non-GAAP financial measures that are derived from them, provide supplemental information to analyze our operations between periods and over time. We find this especially useful when reviewing pro forma results of operations, which include large non-cash amortizations of intangible assets from acquisitions and stock-based compensation. Investors should consider our non-GAAP financial measures in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP.
We report our operating results in accordance with U.S. GAAP. We have disclosed in the table below the results on a constant currency basis to facilitate period-to-period comparisons of our results without regard to the impact of fluctuating foreign currency exchange rates. The term foreign currency exchange rates refers to the exchange rates we use to translate our operating results into U.S. Dollars for all countries where the functional currency is not the U.S. Dollar. Because we are a global company, the foreign currency exchange rates used for translation may have a significant effect on our reported results. In general, our reported financial results are affected positively by a weaker U.S. Dollar and are affected negatively by a stronger U.S. Dollar as compared to the foreign currencies in which we conduct our business. References to our operating results on a constant-currency basis mean our operating results without the impact of foreign currency exchange rate fluctuations.
We believe disclosure of constant-currency results is helpful to investors because it facilitates period-to-period comparisons of our results by increasing the transparency of our underlying performance by excluding the impact of fluctuating foreign currency exchange rates. However, constant-currency results are non-U.S. GAAP financial measures and are not meant to be considered in isolation or as a substitute for comparable measures prepared in accordance with U.S. GAAP. Constant-currency results have no standardized meaning prescribed by U.S. GAAP, are not prepared under any comprehensive set of accounting rules or principles, and should be read in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. Constant-currency results have limitations in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

Discussion of the Effect of Constant Currency on Financial Condition
We calculate constant-currency amounts by translating local currency amounts in the current period at actual foreign exchange rates for the prior year period. Our constant-currency results do not eliminate the transaction currency impact of purchases and sales of products in a currency other than the functional currency.

	Three Months Ended December 31, 2023	Three Months Ended December 31, 2022	% Decrease
	(Dollars in thousands)
Total revenues
As reported	$38,812	$42,814	(9)%
Impact of foreign currency translation	(1,095)	-
Constant-currency	$37,717	$42,814	(12)%

	Year Ended December 31, 2023	Year Ended December 31, 2022	% Decrease
	(Dollars in thousands)
Total revenues
As reported	$176,721	$221,781	(20)%
Impact of foreign currency translation	(487)	-
Constant-currency	$176,234	$221,781	(21)%

About Boxlight Corporation
Boxlight Corporation (Nasdaq: BOXL) is a leading provider of interactive technology solutions under its award-winning brands Clevertouch®, FrontRow™ and Mimio®. Boxlight aims to improve engagement and communication in diverse business and education environments. Boxlight develops, sells, and services its integrated solution suite including interactive displays, collaboration software, audio solutions, supporting accessories, and professional services. For more information about Boxlight and the Boxlight story, visit http://www.boxlight.com, https://www.clevertouch.com and https://www.gofrontrow.com.
Forward Looking Statements
This press release may contain information about Boxlight’s view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to maintain and grow its business, variability of operating results, its development and introduction of new products and services, marketing and other business development initiatives, and competition in the industry, among other things. Boxlight encourages you to review other factors that may affect its future results and performance in Boxlight’s filings with the Securities and Exchange Commission.

Boxlight Corporation
Condensed Consolidated Balance Sheets
As of December 31, 2023 and December 31, 2022
(in thousands, except share and per share amounts)

	December 31, 2023	December 31, 2022 (as adjusted)*
ASSETS
Current assets:
Cash and cash equivalents	$17,253	$14,591
Accounts receivable – trade, net of allowances	29,523	31,009
Inventories, net of reserves	44,131	58,211
Prepaid expenses and other current assets	9,471	7,433
Total current assets	100,378	111,244

Property and equipment, net of accumulated depreciation	2,477	1,733
Operating lease right of use asset	8,846	4,350
Intangible assets, net of accumulated amortization	45,964	52,579
Goodwill	—	25,092
Other assets	906	397
Total assets	$158,571	$195,395

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$32,899	$36,566
Short-term debt	1,037	845
Operating lease liabilities, current	1,827	1,898
Deferred revenues, current	8,698	8,308
Derivative liabilities	205	472
Other short-term liabilities	1,566	386
Total current liabilities	46,232	48,475

Deferred revenues, non-current	16,347	15,603
Long-term debt	39,134	43,778
Deferred tax liabilities, net	4,316	4,680
Operating lease liabilities, non-current	7,282	2,457
Other long-term liabilities	—	—
Total liabilities	113,311	114,993

Mezzanine equity:
Preferred Series B, 1,586,620 shares issued and outstanding	16,146	16,146
Preferred Series C, 1,320,850 shares issued and outstanding	12,363	12,363
Total mezzanine equity	28,509	28,509

Stockholders’ equity:
Preferred stock, $0.0001 par value, 50,000,000 shares authorized; 167,972 and 167,972 shares issued and outstanding, respectively	—	—
Common stock, $0.0001 par value, 18,750,000 shares authorized; 9,704,496 and 9,339,587 Class A shares issued and outstanding at December 31, 2023 and 2022, respectively	1	1
Additional paid-in capital	119,724	117,849
Accumulated deficit	(104,275)	(65,043)
Accumulated other comprehensive income (loss)	1,301	(914)
Total stockholders’ equity	16,751	51,893

Total liabilities and stockholders’ equity	$158,571	$195,395
*As adjusted for reverse stock split.

Boxlight Corporation
Condensed Consolidated Statements of Operations and Comprehensive Loss
For the year ended December 31, 2023 and 2022
(in thousands, except per share amounts)

	2023	2022
Revenues, net	$176,721	$221,781
Cost of revenues	113,419	156,913
Gross profit	63,302	64,868

Operating expense:
General and administrative expenses	61,252	59,337
Research and development	3,155	2,482
Impairment of goodwill	25,195	—
Total operating expense	89,602	61,819

(Loss) income from operations	(26,300)	3,049

Other income (expense):
Interest expense, net	(10,840)	(9,923)
Other expense, net	(417)	(267)
Gain on settlement of liabilities, net	—	856
Change in fair value of derivative liabilities	267	2,591
Total other expense	(10,990)	(6,743)
Loss before income taxes	(37,290)	(3,694)
Income tax expense	(1,866)	(49)
Net loss	(39,156)	(3,743)
Fixed dividends - Series B Preferred	(1,269)	(1,269)
Net loss attributable to common stockholders	$(40,425)	$(5,012)

Comprehensive loss:
Net loss	(39,156)	(3,743)
Other comprehensive loss:
Foreign currency translation adjustment	2,215	(4,642)
Total comprehensive loss	$(36,941)	$(8,385)

Net loss per common share – basic and diluted - as adjusted*	$(4.28)	$(0.58)

Weighted average number of common shares outstanding – basic and diluted - as adjusted*	9,455	8,644
*As adjusted for reverse stock split.

Reconciliation of net loss for the three months and year ended December 31, 2023 and 2022 to EBITDA and Adjusted EBITDA

(in thousands)	Three Months Ended December 31, 2023	Three Months Ended December 31, 2022	Year Ended December 31, 2023	Year Ended December 31, 2022
Net loss	$(17,671)	$(2,018)	$(39,156)	$(3,743)
Depreciation and amortization	1,966	2,311	8,859	9,129
Interest expense	2,619	2,593	10,840	9,923
Income tax (benefit) expense	(1,514)	(426)	1,866	49
EBITDA	$(14,600)	$2,460	$(17,591)	$15,358
Stock compensation expense	1,307	648	3,131	3,313
Change in fair value of derivative liabilities	(217)	(1,054)	(267)	(2,591)
Purchase accounting impact of fair valuing inventory	113	101	448	1,496
Purchase accounting impact of fair valuing deferred revenue	341	482	1,649	2,229
Net gain on settlement of debt	—	—	—	(856)
Impairment of Goodwill	11,969	—	25,195	—
Adjusted EBITDA	$(1,087)	$2,637	$12,565	$18,949

Media
Sunshine Nance
+1 360-464-2119 x254
sunshine.nance@boxlight.com
Investor Relations
Greg Wiggins
+1 360-464-4478
investor.relations@boxlight.com